Exhibit 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated as of September 23, 2020, is entered into by and among ENSERVCO CORPORATION, a Delaware corporation, DILLCO FLUID SERVICE, INC., a Kansas corporation, HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, HEAT WAVES WATER MANAGEMENT LLC, a Colorado limited liability company, and ADLER HOT OIL SERVICE, LLC, a Delaware limited liability company (collectively, “Borrowers”), solely for the purpose of Section 13 hereof, CROSS RIVER PARTNERS, L.P., a Delaware limited partnership (“Cross River”), and EAST WEST BANK, a California banking corporation (“Lender”), with reference to the following facts:

RECITALS

A.     Borrowers and Lender previously entered into that certain Loan and Security Agreement, dated as of August 10, 2017, as amended by the First Amendment to Loan and Security Agreement dated as of November 20, 2017, the Second Amendment to Loan and Security Agreement dated as of October 26, 2018, the Third Amendment to Loan and Security Agreement and Waiver dated as of August 14, 2019, the Fourth Amendment to Loan and Security Agreement dated as of July 6, 2020, the letter from Lender to Administrative Borrower dated August 10, 2020, and the letter from Lender to Administrative Borrower dated September 14, 2020 (collectively, the “Loan Agreement”).

B.     Pursuant to the Loan Agreement, Lender provides Borrowers a Revolving Line with a Maximum Revolving Advances Limit of $37,000,000, which includes a $3,700,000 Letter of Credit Sublimit.

C.     As of September 10, 2020, the aggregate outstanding Revolving Advances (including any and all outstanding Letter of Credit reimbursement obligations) totaled $33,118,139.57.

D.     Borrowers and Lender wish to enter into this Amendment, by which:

(i)     Lender shall agree, among other things, as consideration for this Amendment: (a) to forgive $16,000,000 of the principal amount of the outstanding Revolving Advances in exchange for equity in Enservco as described in D.(ii) below; (b) to continue to provide Revolving Advances to Borrower, subject to a Maximum Revolving Advances Limit of $1,000,000, and to eliminate the Letter of Credit sub-facility; (c) to convert the excess of the aggregate outstanding Revolving Advances as of the date of this Amendment in excess of $16,000,000 to an equipment term loan (the “Equipment Loan”); (d) to extend the maturity date of the Revolving Advances and the Equipment Loan to October 15, 2021; and (e) to waive any Events of Default that have occurred and are continuing under Section 8.2(a) of the Loan Agreement due to Borrowers’ breach at any time prior to September 30, 2020 of the Liquidity and Fixed Charge Coverage Ratio covenants set forth in Section 6.7 of the Loan Agreement (the “Existing Events of Default”);

(ii)     Borrowers shall agree, among other things: (a) to grant Lender 8,000,000 shares of unregistered Enservco common stock (the “Initial Shares”) and to register such shares within six months after the effective date of this Amendment; and (b) to grant Lender warrants to purchase an additional 15,000,000 shares of common stock of Enservco exercisable from one year after the date of issuance until five years after the date of issuance at a strike price of $0.25 per common share, subject to adjustment for any subsequent reverse split, under a customary, standard warrant agreement, subject to New York Stock Exchange continued listing requirements (the “Warrant Shares”);

(iii)     Cross River shall agree not to dispose of any of its holdings of shares of common stock of Enservco until the earliest of (a) October 15, 2021, (b) the date on which Lender exercises its option to purchase any Warrant Shares, and (c) the date on which all Obligations have been repaid and Lender has no further commitment under the Loan Agreement to make additional Revolving Advances or to issue additional Letters of Credit, or (d) such other date to which Lender and Cross River may mutually agree (such applicable date, the “Sale Block Deadline”); and the parties shall make certain other amendments to the Loan Agreement, all as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.     Defined Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Loan Agreement.

2.     Forgiveness of Certain Obligations. Lender hereby forgives Borrower’s obligation to repay $16,000,000 of the principal amount of the outstanding Revolving Advances.

3.     Conversion of Certain Obligations to Equipment Loan. Lender hereby converts the amount of the outstanding Revolving Advances in excess of $16,000,000 as of the date of this Amendment into the Equipment Loan.

4.     Amendments to Revolving Line.

A.     Amendment of Borrowing Base to Remove Equipment. Exhibit A to the Loan Agreement is hereby amended by amending and restating the definition of “Borrowing Base” so that it reads in full as follows:

“Borrowing Base” means, at any time, 85% of Borrowers’ Eligible Accounts.

B.     Reduction of Revolving Line. Exhibit A to the Loan Agreement is hereby amended by amending and restating the definition of “Maximum Revolving Advance Amount” so that it reads in full as follows:

“Maximum Revolving Advances Limit” means $1,000,000.

C.     Elimination of Letter of Credit Sub-Facility. The Letter of Credit Sub-Facility is hereby terminated. Any issued and outstanding irrevocable Letters of Credit may remain outstanding through its expiry date, but Lender shall not issue any additional Letters of Credit for the account of any Borrower.

5.     Maturity of Obligations. Notwithstanding anything to the contrary set forth in the definition of “Revolving Loan Maturity Date” or any other provision of the Loan Agreement or any other Loan Document, the entire principal amount of Revolving Advances, the entire principal amount of the Equipment Loan, all interest accrued on the Revolving Advances and the Equipment Loan, all accrued and unpaid fees, all outstanding Lender Expenses, and all other Obligations shall be due and payable in full on October 15, 2021 (the “Maturity Date”).

6.     Interest; Discontinuance of LIBOR Loans. Notwithstanding anything to the contrary set forth in Section 2.2(a) of the Loan Agreement, Borrowers shall pay interest on the principal balance of the Revolving Advances and the Equipment Loan in the following combined amount: (a) cash interest at a rate per annum equal to the Prime Rate plus two (2) percentage points; and (b) non-cash, payment-in-kind interest (“PIK Interest”) at the rate of three percent (3%) per annum. Borrower shall pay all cash interest monthly, beginning on October 15, 2020 and continuing on the fifteenth (15th) day of each month thereafter during the term of the Loan Agreement. All PIK Interest shall accrue until, and shall be payable in full on, the Maturity Date. For the avoidance of doubt, Borrowers may not request that any Revolving Advances or any portion of the Equipment Loan bear interest on the basis of LIBOR.

7.     Optional Loan Prepayments. Borrowers may prepay the principal amount of the Revolving Advances and the Equipment Loan at any time, in whole or in part, without premium or penalty.

8.     Conditional Mandatory Principal Payments. In addition to their obligation to pay all outstanding principal on the Revolving Advances and the Equipment Loan on the Maturity Date, if as of the last day of any month, commencing with the month ending October 31, 2020, the aggregate balance of Borrowers’ cash on deposit in deposit accounts at Lender is greater than the aggregate gross receipts of equity sold by Enservco after September 18, 2020, then, no later than the fifteenth (15th) day of the immediately following month, Borrowers’ excess cash shall be applied first to reduce the principal amount of outstanding Revolving Advances, if needed, and then, if any surplus funds remain, to reduce the principal balance of the Equipment Loan.

9.     Deferral of Minimum Liquidity Covenant; Elimination of Fixed Charge Coverage Ratio Covenant. Section 6.7 of the Loan Agreement is hereby amended and restated to read in full as follows:

 “6.7     Liquidity Covenant. At all times on or after December 31, 2020, Borrower shall maintain Liquidity of not less than $1,500,000. For the purpose of this covenant, ‘Liquidity’ shall mean Borrowers’ total cash on deposit in one or more deposit accounts at East West Bank.”

10.     Reduction of Capital Expenditures Limit. Section 7.12 of the Loan Agreement is hereby amended and restated to read in full as follows:

“7.12     Capital Expenditure Limitations. Borrowers shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate cost of all Capital Expenditures made by Borrowers, collectively, in any Fiscal Year would exceed $1,200,000. For any Fiscal Year, in addition to making Capital Expenditures in an aggregate amount of up to $1,200,000 for such Fiscal Year, Borrowers may carry over to, and use in, such Fiscal Year any unused permitted Capital Expenditures allocation from the immediately preceding Fiscal Year.

11.     Initial Shares and Warrants. In consideration of the accommodations granted by Lender to Borrowers hereunder, on the effective date of this Amendment, Enservco shall:

(a)     Grant the Initial Shares to Lender pursuant to a subscription agreement in form and substance mutually and reasonably satisfactory to Enservco and Lender (the “Equity Agreement”); and

(b)     Enter into a warrant agreement for the Warrant Shares in form and substance mutually and reasonably satisfactory to Enservco and Lender (the “Warrant Agreement”)..

12.     Registration of Initial Shares. Within 6 months after the effective date of this Amendment, Enservco shall file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) and use its commercially reasonable best efforts to allow Lender to sell the Initial Shares publicly as Lender may determine from time to time in compliance with applicable rules and regulations of the SEC. Enservco agrees to reasonably assist Lender in reselling some or all of the Initial Shares, including by holding at least one road show presentation.

13.     Covenants Not to Dispose of Enservco Shares. Lender hereby agrees to not dispose of any of the Initial Shares until the date six months after the date of this Amendment. By its signature below, Cross River hereby agrees not to dispose of any of its current holdings of shares of common stock of Enservco until the Sale Block Deadline. Cross River and Borrowers acknowledge and agree that a breach of this Section 13 by Cross River shall constitute an Event of Default.

14.     Additional Equity Offerings. Enservco shall seek to raise additional equity from third parties under its existing registration statement on Form S-3 (which contains a maximum of $8,000,000 of registered securities) and other registration statements as may be filed in the future in an aggregate amount at least equal to projected working capital needs of Borrowers through the amended term of the Loan Agreement. Enservco also shall continue to seek any other public and private financing that may involve financing in addition to proceeds under its existing S-3 registration statement. Lender will not object to Enservco’s arrangements with third party capital providers, provided that such arrangements do not materially impact Lender’s security interests in Collateral for the Obligations.

15.     Waiver of Existing Events of Default. Lender hereby waives each of the Existing Events of Default. Such waiver shall constitute a waiver of only the Existing Events of Default and shall not excuse Borrowers’ compliance with the financial covenants set forth in Section 6.7 of the Loan Agreement, as amended hereby, for any covenant test date after September 30, 2020.

16.     Amendment of Borrowing Base Certificate Exhibit. Exhibit D to the Loan Agreement is hereby amended and restated to read in full as set forth on Exhibit D to this Amendment.

17.     Amendment of Compliance Certificate Exhibit. Exhibit E to the Loan Agreement is hereby amended and restated to read in full as set forth on Exhibit E to this Amendment.

18.     Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)     Lender shall have received this Amendment, duly executed by each Borrower and, for the purpose of Section 10 only, Cross River;

(b)     Lender shall have received the Equity Agreement, duly executed by Enservco;

(c)     Lender shall have received the Warrant Agreement, duly executed by Enservco; and

(d)     Lender shall have received such other documents as Lender may reasonably deem necessary or appropriate to effectuate the purposes of this Amendment.

19.     Miscellaneous.

(a)     Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other Loan Document shall survive the execution and delivery of this Amendment.

(b)     References to the Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

(c)     Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect, and each Borrower hereby ratifies and confirms its agreements and covenants contained therein.

(d)     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(e)     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applied to contracts to be performed wholly within the State of California.

(f)     Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. If any signature to this Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

(g)     Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(h)     Expenses of Lender. Borrowers jointly and severally agree to pay on demand all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel.

(i)     NO ORAL AGREEMENTS. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH REGARD TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of page intentionally left blank. Signature page(s) follow(s).]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By:	/s/ Marjorie Hargrave
Name:	Marjorie Hargrave
Title:	Chief Financial Officer

DILLCO FLUID SERVICE, INC.
a Kansas corporation

By:	/s/ Marjorie Hargrave
Name:	Marjorie Hargrave
Title:	Chief Financial Officer

HEAT WAVES HOT OIL SERVICES LLC,
a Colorado limited liability company

By:	/s/ Marjorie Hargrave
Name:	Marjorie Hargrave
Title:	Chief Financial Officer

HEAT WAVES WATER MANAGEMENT, LLC,
a Colorado limited liability company

By:	/s/ Marjorie Hargrave
Name:	Marjorie Hargrave
Title:	Chief Financial Officer

ADLER HOT OIL SERVICE, LLC,
a Delaware limited liability company

By:	/s/ Marjorie Hargrave
Name:	Marjorie Hargrave
Title:	Chief Financial Officer

Fifth Amendment to Loan and Security Agreement and Waiver

FOR THE PURPOSE OF SECTION 13 ONLY:

CROSS RIVER PARTNERS, L.P.,
a Delaware limited partnership

By:	Cross River Management, LLC
Its:	General Partner

By:	/s/ Richard A. Murphy
Richard A. Murphy
Managing Member

Fifth Amendment to Loan and Security Agreement and Waiver

LENDER:

EAST WEST BANK,
a California banking corporation

By:	/s/ Frank Chan
Frank Chan
Senior Vice President

Fifth Amendment to Loan and Security Agreement and Waiver

EXHIBIT D

FORM OF BORROWING BASE CERTIFICATE

(To Be Provided By Lender’s ABL Group)

Exhibit D

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

To:	East West Bank

Date:	, 20___

Subject:	Enservco Corporation, Dillco Fluid Service, Inc., Heat Waves Hot Oil Services LLC, Heat Waves Water Management LLC and Adler Hot Oil Service, LLC

Financial Statements

In accordance with our Loan and Security Agreement dated as of August 10, 2017, as amended, modified, extended, renewed, supplemented or restated (the “Loan Agreement”), attached are the financial statements of Enservco Corporation and its Subsidiaries on a consolidated basis as of and for the month ended ____________ ____, 20__ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”) required to be delivered pursuant to Section 6.2 of the Loan Agreement. All terms used in this certificate have the respective meanings given to such terms in the Loan Agreement.

Administrative Borrower certifies that the Current Financials have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of the Loan Parties as of the date thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment.

Defaults. (Check one):

Administrative Borrower further certifies that:

☐

Except as previously reported in writing to Lender, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Loan Parties have taken or propose to take with respect thereto..

☐

There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Loan Parties have taken or propose to take with respect thereto.

Representations and Warranties:

Administrative Borrower further certifies that each of the representations and warranties made by Borrowers, any other Loan Party and/or any Owner of any Borrower in the Loan Agreement and/or in any other Loan Document are true, correct and complete in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date of this Compliance Certificate (and for purposes of this Compliance Certificate, the representations and warranties in Section 5.16 of the Loan Agreement shall be deemed to refer to the financial statements of Enservco Corporation and its Subsidiaries on a consolidated basis delivered to the Lender with this Compliance Certificate); provided, that any representations or warranties qualified by reference to materiality, Material Adverse Effect or any similar language are true, correct and complete in all respects.

Exhibit E
1

Financial Covenants. Administrative Borrower further certifies as follows:

1.     Minimum Liquidity. Pursuant to Section 6.7(a) of the Loan Agreement, as of the Reporting Date1, Liquidity was $______________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $1,500,000 at all times on or after December 31, 2020.

2.     Capital Expenditures. Pursuant to Section 7.12 of the Loan Agreement, for the year-to-date period ending on the Reporting Date, the Loan Parties have expended or contracted to expend during the Fiscal Year ended _______________, 20___, for Capital Expenditures, $_________________ in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $1,200,000 in the aggregate during such Fiscal Year, plus the amount of any unused permitted Capital Expenditures for the immediately preceding Fiscal Year.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes.

Additional Intellectual Property. Administrative Borrower further certifies that since the date of the last Compliance Certificate delivered by Administrative Borrower to Lender, Borrowers have filed applications for or have registered the following additional Copyrights, Patents and/or Trademarks:

☐     None

☐     As indicated below:

Copyrights

Description	Registration/Application No.	Registration/Application Date

Patents

Description	Registration/Application No.	Registration/Application Date

1 Applies only to Reporting Dates on or after December 31, 2020

Exhibit E
2

 Trademarks

Description	Registration/Application No.	Registration/Application Date

ENSERVCO CORPORATION,
a Delaware corporation,
as Administrative Borrower

By:
Name:
Title:

Exhibit E
3